Exhibit 5.1

Your ref:

Our ref:	1062256/0001/Z1547930v1
October 19, 2020

Sapiens International Corporation N.V.

PO Box 10008, Willow House

Cricket Square, Grand Cayman

KY1-1104

Cayman Islands

Dear Sirs

Sapiens International Corporation N.V.

We have acted as Cayman Islands legal counsel to Sapiens International Corporation N.V., registered by way of continuation in the Cayman Islands as an exempted company limited by shares (the “Company”), in connection with an offering (the “Offering”) of 3,898,304 of the Company’s common shares of par value one Eurocent (€0.01) (the “Common Shares”, the Common Shares subject to Offering being the “Offered Shares”), including up to 508,474 Common Shares that may be sold pursuant to the exercise of an option to purchase additional shares. We understand that, in connection with the Offering, the Offered Shares will be issued and sold pursuant to the Company’s shelf registration statement on Form F-3 (File No. 333-232599) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) on July 11, 2019 under the Securities Act of 1933, as amended (the “1933 Act”), the base prospectus dated July 26, 2019 contained therein (the “Base Prospectus”) and a prospectus supplement dated October 15, 2020 relating to the Offered Shares filed with the Commission pursuant to Rule 424(b) under the 1933 Act (the “Final Prospectus”, together with the Base Prospectus, being the “Prospectus”).

In giving this Opinion, we have reviewed a copy of the Registration Statement, the Prospectus and the Underwriting Agreement, dated October 15, 2020, by and among the Company and Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Citigroup Global Markets Inc. (as representatives of the several underwriters named therein) (the “Underwriting Agreement”). We have also reviewed: (i) the certificate of registration by way of continuation of the Company dated August 17, 2018 issued by the registrar of companies in the Cayman Islands (the “Registrar”); (ii) the memorandum and articles of association of the Company as registered with the Registrar on August 17, 2018 (the “Articles”); (iii) a certificate of good standing relating to the Company issued by the Registrar on October 15, 2020 (the “Certificate Date”); and (iv) the minutes (the “Minutes”) of meetings of the board of Directors (the “Board”) of the Company held on October 4, 2020 and October 5, 2020 (the “Meetings”) approving the Offering and matters connected with it, and have made such enquiries as to questions of Cayman Islands law as we have deemed necessary in order to render the Opinion set forth below. Except as specifically referred to above, we have not examined, and give no Opinion on, any contracts, instruments or other documents (whether or not referred to in, or contemplated by, any of the foregoing documents).

This Opinion is given only on the laws of the Cayman Islands in force at the date hereof and is based solely on matters of fact known to us at the date hereof. We have not investigated the laws or regulations of any jurisdiction other than the Cayman Islands (collectively, “Foreign Laws”). We express no Opinion as to matters of fact or, unless expressly stated otherwise, the veracity of any statements, representations or warranties given in or in connection with the Underwriting Agreement, the Registration Statement, the Prospectus and/or any supplement thereto. This Opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.  Further, this Opinion is given on the basis that the assumptions set out in Schedule 2 (which we have not independently investigated or verified) are true, complete and accurate in all respects. In addition, this Opinion is subject to the qualifications set out in Schedule 3.

Based upon the foregoing examinations, assumptions and qualifications and having regard to legal considerations which we consider relevant, we are of the Opinion that, under the laws of the Cayman Islands:

1.	The Company has been duly registered by way of continuation as an exempted company with limited liability under the Companies Law (as revised) of the Cayman Islands (the “Companies Law”), is validly existing under the laws of the Cayman Islands and was, as at the Certificate Date, in good standing with the Registrar.

2.	The Offered Shares have been duly authorised by all necessary corporate action of the Company and upon: (i) the issue of the Offered Shares pursuant to the Offering (by the entry of the name of the registered owner thereof in the Register of Members of the Company (the “Register”) confirming that such Offered Shares have been issued credited as fully paid); and (ii) payment for the Offered Shares by the purchasers thereof in the manner contemplated by the Registration Statement, the Prospectus and the Underwriting Agreement, the Offered Shares will be recognised as having been duly authorised and validly issued, fully paid and non-assessable (meaning that no further sums are payable by the holders thereof to the Company on such Offered Shares).

We are furnishing this Opinion as an exhibit to the Company’s Report on Form 6-K, and hereby consent to the filing of this Opinion as an exhibit to the Company’s Report on Form 6-K to be filed with the Commission and to the use of our name in the Base Prospectus and Final Prospectus under the captions “Enforcement of Civil Liabilities” and “Legal Matters”. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission thereunder.

This Opinion is given on the basis that it is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands. This Opinion is issued solely for the purposes of the Offering and not in respect of or in connection with any other matter.

Yours faithfully

/s/ Carey Olsen Caymen Limited

SCHEDULE 1

ASSUMPTIONS

1.	The authenticity, accuracy and completeness of all documents supplied to us, whether as originals or copies.

2.	There is no document or other information or matter that has not been provided or disclosed to us, which could affect the accuracy of this Opinion.

3.	No Foreign Law qualifies or affects this Opinion.

4.	The Articles remain in full force and effect and are unamended, and the power and authority of the Company and the Board have not been restricted in any way other than as set out in the Articles.

5.	The Minutes are a true and correct record of the proceedings of the Meetings, which were duly convened and held and at which a quorum was present throughout in the manner prescribed in the Articles. The resolutions set out in the Minutes (the “Resolutions”) remain in full force and effect and have not been amended, modified, supplemented, revoked, rescinded or terminated in any way.

6.	The pricing committee constituted by the Resolutions shall exercise the authority granted to the committee under the terms of the Resolutions in order to approve the matters delegated to it and each meeting of the pricing committee shall be duly held and conducted in accordance with the Resolutions and the Articles.

7.	There is no contractual or other obligation, prohibition or restriction (other than arising by operation of the laws of the Cayman Islands or as set out in the Articles) which may limit the Company’s ability to issue the Offered Shares.

8.	The maximum number of Offered Shares subject to the Offering will be 3,898,304, and, except for the issue of: (i) the Offered Shares; and (ii) such number of Common Shares as may be required to satisfy stock options and restricted share units disclosed as outstanding in the Final Prospectus under the caption “Capitalization”, the Company will not issue any other Common Shares between the date of the Final Prospectus and the completion of the Offering.

9.	The Underwriting Agreement has been duly authorised, executed and delivered by or on behalf of all relevant parties prior to the issue and sale of the Offered Shares and is the legal, valid, binding and enforceable against all relevant parties in accordance with their terms under all relevant laws (other than the laws of the Cayman Islands). All preconditions to the obligations of the parties to the Underwriting Agreement have been satisfied or duly waived prior to the issue and sale of the Offered Shares and there has been no breach of the terms of the Underwriting Agreement.

schedule 2

QUALIFICATIONS

1.	The register of members of a Cayman Islands company provides prima facie evidence of the legal ownership of registered shares in a company. No purported creation or transfer of legal title to Common Shares is effective until the register of members is updated accordingly. However, the register of members may be subject to rectification (for example, in the case of fraud or manifest error).

2.	Any issue of Common Shares that takes place after the commencement of the winding up of the Company is void unless consented to by the liquidator (in the case of a voluntary winding up of the Company) or the courts of the Cayman Islands (in the case of a court-supervised winding up of the Company).

3.	To maintain the Company in good standing under the laws of the Cayman Islands, annual filing fees must be paid and returns made to the Registrar within the time frame prescribed by law